UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2020

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 22, 2020, Repay Holdings Corporation (the “Company”) issued a press release announcing the expiration of its previously announced consent solicitation (the “Consent Solicitation”) from holders of its outstanding public warrants (the “Public Warrants” and together with the private placement warrants, the “Warrants”) to approve amendments (the “Proposed Amendments”) to the existing warrant agreement relating to the Warrants, as previously amended (the “Warrant Agreement”), for the purpose of curing certain ambiguities relating to “cashless exercise” of the Warrants. The Consent Solicitation expired at 5:00 p.m., New York City time, on April 21, 2020. As of the expiration time, the Company had not obtained the requisite consents for the Proposed Amendments. Accordingly, the Proposed Amendments will not become operative.

The Company has notified the holders of the Warrants that it may lower the Warrant Price (as defined in the Warrant Agreement for a limited period of time (the “Reduction Period”). The Reduction Period would commence on a date on or after May 12, 2020 and end not less than twenty (20) business days thereafter. The terms and conditions associated with any such reduction will be set forth in an Offer to Reduce Exercise Price and accompanying documents, which will be provided to holders of Warrants at or prior to the commencement of the Reduction Period.

A copy of the press release relating to the expiration of the Consent Solicitation and Reduction Period is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued April 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: April 22, 2020	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey General Counsel